       As filed with the Securities and Exchange Commission on December 21, 1998
                                                      REGISTRATION NO. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------

          CALIFORNIA                        SILICON GAMING, INC.                   77-0357939
  (State or Other Jurisdiction            (Exact Name of Registrant             (I.R.S. Employer
of Incorporation or Organization)        as Specified in its Charter)         Identification Number)

                            2800 West Bayshore Road
                          Palo Alto, California 94303
                                (650) 842-9000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                              ------------------

                                  DAVID MORSE
                     President and Chief Executive Officer
                             SILICON GAMING, INC.
                            2800 West Bayshore Road
                          Palo Alto, California 94303
                                (650) 842-9000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                             ---------------------

                                   Copy to:
                            James M. Koshland, Esq.
                            William A. Rodoni, Esq.
                             Paul B. Johnson, Esq.
                       GRAY CARY WARE & FREIDENRICH LLP
                              400 Hamilton Avenue
                          Palo Alto, California 94301
                                 (650) 328-6561

                             _____________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective Act amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                        Amount           Proposed Maximum         Proposed Maximum
      Title of Each Class of            to be           Aggregate Price Per      Aggregate Offering          Amount of
    Securities to be Registered       Registered           Security (1)              Price (1)            Registration Fee
--------------------------------------------------------------------------------------------------------------------------
          Common Stock,
       $.001 par value (2)        250,000 shares (2)          $1.75                   $437,500                      $122
==========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.
(2) Such number represents the number of shares of Common Stock offered hereby and issuable upon exercise of the warrants issued by Silicon Gaming, Inc. as more fully described herein.

                             ---------------------

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

********************************************************************************
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
********************************************************************************

                 SUBJECT TO COMPLETION DATED DECEMBER 21, 1998

                                250,000 SHARES

                             SILICON GAMING, INC.

                                 COMMON STOCK

   This prospectus relates to the non-underwritten public offering of 250,000 shares of our common stock issuable upon exercise of warrants issued to B III Capital Partners, L.P., a Delaware Limited Partnership, the selling shareholder, in connection with our sale of the warrants and $17,250,000 principal amount of senior discount notes due September 30, 2002, to the selling shareholder, which was consummated on July 8, 1998.

   The selling shareholder may sell all or a portion of its SGI common stock from time to time in The Nasdaq National Market, at prices determined by the prevailing market price for the shares or in negotiated transactions.

   We will not receive any of the proceeds from the sale of the shares of common stock in connection with this prospectus.

   The shares have not been registered for sale under the securities laws of any state or jurisdiction as of the date of this prospectus. Brokers or dealers effecting transactions in the shares should confirm the registration of the shares under the securities laws of the states in which such transactions occur, or the existence of any exemptions from such registration.

   Our common stock is quoted on The Nasdaq National Market under the symbol "SGIC." On December 15, 1998, the last sales price of our common stock as reported on The Nasdaq National Market was $1-3/4.

                                ---------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
            OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

   Neither the Nevada gaming commission, the Nevada state gaming control board, the Mississippi gaming commission, the Colorado limited gaming control commission, the Missouri gaming commission, the New Jersey Casino Control Commission nor any other gaming authority has passed upon the accuracy or adequacy of this offering memorandum or the investment merits of the common stock hereby. Any representation to the contrary is unlawful.

                                ---------------

               The date of this prospectus is December __, 1998.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and/or copy any document we file at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois or New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov." Our common stock is traded on The Nasdaq National Market and as such reports and other information concerning SGI can also be inspected at the offices of the National Association of Securities Dealers, Inc. in Washington, D.C.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13a, 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

     1. The description of SGI's securities contained in SGI's Registration Statement on Form 10 filed on April 24, 1996 as amended on June 13, 1996 and October 25, 1996;

     2.    Annual Report on Form 10-K for the year ended December 31, 1997;

     3. Quarterly Reports on Form 10-Q for the three month periods ended March 31, 1998, June 30, 1998 and September 30, 1998;

     4.    Definitive Proxy Statement dated April 16, 1998; and

     5.    Current Report on Form 8-K filed July 21, 1998.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                Silicon Gaming, Inc.
                2800 West Bayshore Road
                Palo Alto, CA  94303
                Attn:  Investor Relations
                (650) 842-9000

     You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                  THE COMPANY

     This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Actual results could differ materially from those projected in these forward-looking statements as a result of a variety of factors, including those set forth below and elsewhere in this prospectus.


     We are engaged in the design, development, production, marketing and sale of what we believe will be the next generation of interactive slot machines for use in casinos and other gaming establishments. Our first product, Odyssey(R), combines an advanced multimedia gaming platform with software-based games that we believe will be more engaging and entertaining than other gaming devices currently available and will, as a result, generate increased gaming revenue per device, otherwise known as "win per machine," for the casino operator. We recently announced our new product, Quest(TM), which is designed as a lower-priced, single-game product to further meet the needs of casino operators, add flexibility to our product line, and allow further penetration and expansion of new and existing markets.

     Odyssey and Quest feature high resolution video presented across the full surface of a large touchscreen display. The games feature high quality animation, video clips, digital sound and a level of visual appeal and interactivity that we believe is unattainable by the current generation of slot machines. The majority of today's slot machines are "hardware dominant," consisting of a fixed and unvarying game played out on spinning reels or a small video screen mounted within a large metal box. By contrast, our machines are "software dominant," in that the attraction and entertainment value of our machines is created by software programs that run our games. Odyssey offers a selection of a suite of up to six different games on a single machine, while Quest is designed as a single-game machine. We expect that casino operators will be able to quickly and easily upgrade our machines simply by installing new software, rather than by replacing an entire slot machine.

     We commenced commercial sale of Odyssey in May 1997, prior to which we were in the development stage. Since introducing Odyssey we have focused our efforts on entering new markets and jurisdictions, introducing its product and ramping up our sales in such markets. As of September 30, 1998 we had an installed base of over 3,000 machines. We shipped 505 machines to customers during the quarter ended September 30, 1998, increasing our installed base by 12%. Odyssey is licensed for sale in Nevada, Missouri, Mississippi, Michigan, Indiana, Connecticut, Alberta-Canada and certain native American tribes in Louisiana, Mississippi, Minnesota, Iowa and New Mexico. We have received our corporate license in these jurisdictions as well as New Jersey and is in the process of gaining licenses in additional jurisdictions. We offer multiple denomination machines to our customers and in June 1998 began operating our "game factory" concept which intends to introduce new game titles to customers on a monthly basis. In June we introduced Arabian Riches,(TM) and in July introduced Riddle of the Sphinx(TM) and Banana-Rama(TM) into Nevada. We plan to introduce these games into other jurisdictions pending regulatory approval.

     We generate revenue from machine sales direct to customers as well as from software license and participation revenue. We install units on casino floors through direct sales, as well as on a trial basis, consistent with industry practice. Our initial sales of Odyssey include the hardware platform bundles with a suite of six games, play stoppage entertainment and the Machine Management System(TM). We recently announced our new product Quest, which has been designed as a single-game product. We offer two alternative purchase programs, consisting of the sale of hardware bundled with either (1) a single-game or a suite of games or (2) a renewable one-year software license, including access to our entire game library for the term of the license. In addition, in many gaming jurisdictions we offer a revenue participation plan that allows us to share with casino operators the aggregate win generated by the machines, with 20% going to us. Under this plan, the casino accumulates credits that may be applied to the purchase of the machines. We expect to introduce a multi-site progressive product in December 1998, which is also under a program of revenue participation.

     SGI was incorporated in California on July 27, 1993. SGI's principal offices are located at 2800 W. Bayshore Road, Palo Alto, California 94303. SGI also maintains sales and support offices in Las Vegas and Reno, Nevada and in Gulfport and Tunica, Mississippi. SGI's telephone number is (650) 842-9000.

                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth SGI's consolidated ratio of earnings to fixed charges for the periods shown.

                         Period from                        Nine-months       Year           Year         Nine Months Ended
                          inception           Year ended       ended          ended          ended       -------------------
                       (July 17, 1993)         March 31,    December 31,   December 31,   December 31,   Sept. 30,  Sept. 30,
                      to March 31, 1994          1995           1995          1996            1997         1997       1998
                      -----------------       ----------    ------------   ------------   ------------   --------   --------
Ratio of earnings
to fixed charges...          --                  --             --             --             --           --         --

For the purposes of calculating the ratio of earning to fixed charges, (i) earnings consists of consolidated income (loss) before income taxes plus fixed charges and (ii) fixed charges consists of interest expense incurred and the portion of rental expense under operating leases deemed by SGI to be representative of the interest factor. Earnings were inadequate to cover fixed charges by $1,844,000, $13,557,000, $21,746,000, $16,861,000 and $22,607,000 for
the year ended March 31, 1995, the year ended December 31, 1996 and 1997 and for the nine-month periods ended September 30, 1997 and 1998, respectively. SGI had no fixed charges during the period from inception (July 27, 1993) through March 31, 1994 and the nine months ended December 31, 1995.

                              SELLING SHAREHOLDER

     The notes, the warrants and the shares of common stock issuable upon exercise of the warrants and offered hereby were issued to the selling shareholder in a transaction exempt from the registration requirements of the Securities Act. The selling shareholder (which term includes its transferees, pledgees, donees or its successors) may from time to time offer and sell any or all of the common stock pursuant to this prospectus.

     The warrants which were issued to the selling shareholder pursuant to an amended and restated warrant agreement dated July 8, 1998, which has been filed as an exhibit (by reference) to the registration statement of which this prospectus forms a part, allow the selling shareholder to purchase the 250,000 shares of common stock being registered hereunder at a price of $8.00 per share. The number of shares and the exercise price are both adjustable in various circumstances, including declaration of a stock split or stock dividend. The warrants expire if they are not exercised by the holder prior to September 30, 2002. The warrants may be exercised immediately prior to the consummation of a merger in which the SGI shareholders would own less than 70% of the surviving corporation in the merger (not counting the exercise of the warrants) or if SGI sells all or substantially all of its assets. The warrants may be exercised either by payment of cash or without payment of cash if the holder of the warrant agrees to forego that number of shares of SGI common stock equal in value to the exercise price for that number of shares the warrantholder is purchasing. SGI has agreed to file and keep effective the registration statement of which this prospectus is a part for at least two years after the registration statement is declared effective, or three months after the selling shareholder ceases to be an affiliate of SGI, whichever is longer. SGI may, however, suspend the use of this prospectus during certain periods of time if appropriate due to certain corporate developments, if SGI must make filings with the Commission and in various other circumstances. If SGI suspends the use of this prospectus more than three times during a period of twelve months, or for more than a total of thirty total days, SGI must pay liquidated damages of $3.25 per 1,000 shares included in this registration statement to the warrantholder for each week the suspension is in effect. This penalty increases by another $3.25 per 1,000 shares if more than sixty days have passed since the warrantholder received a notice from SGI regarding suspension of the registration statement. Lastly, SGI has agreed to register the shares purchasable upon exercise of the warrants on either the Nasdaq National Market, or the exchange or market on which its common stock is traded, if different from the Nasdaq.

     The table below lists the selling shareholder (which has sole voting and investment power with respect to all SGI common stock owned by them), the number of shares of SGI common stock which it beneficially owned as of December 1, 1998, the number of shares subject to sale pursuant to this registration statement, and the number of the shares of SGI common stock which it would own assuming that such number of shares were offered and assuming the sale of all such shares.

     B III Capital Partners, L.P. is a Delaware limited partnership of which DDJ Capital III, LLC is the general partner. The manager of DDJ Capital III, LLC is DDJ Capital Management, LLC. The address of B III Capital Partners, L.P. is c/o DDJ Capital Management, LLC, 141 Linden Street, Wellesley, MA 02181.

                                                                                           Shares Beneficially Owned
                                    Shares Beneficially                                      After Offering Assuming
                                        Owned as of                  Shares To                   All Shares Are
     Selling Shareholder             December 1, 1998            Be Offered Hereby         Sold by Selling Shareholder
     -------------------            -------------------          -----------------         ---------------------------
 B III Capital Partners, L.P.            625,000                      250,000                            0

                              PLAN OF DISTRIBUTION

     The sale or distribution of the shares registered by this prospectus may be effected directly to purchasers by the selling shareholder as principal or through one or more underwriters, brokers, dealers or agents from time to time. Such sale or distribution may occur by one or more of the following transactions (which may involve crosses or block transactions):

     -  or on any exchange or in the over-the-counter market,

     -  in transactions other than in the over-the-counter market, or

     - through the writing of options (whether such options are listed on an options exchange or otherwise) on, or settlement of short sales of, the Shares.

     Any of the transactions listed above may be made at market prices prevailing at the time of sale or otherwise or at negotiated or fixed prices, in each case as determined by the selling shareholder or by agreement between the selling shareholder and underwriters, brokers, dealers, or agents, or purchasers. If the selling shareholder effects such transactions by selling shares to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers, or agents may receive compensation in the form of customary or other discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the shares for whom they may act as agent The selling shareholder and any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of shares by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers.

     SGI will pay all of the expenses incident to the registration, offering and sale of the shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. SGI has agreed to indemnify the selling shareholder and any underwriters against certain liabilities, including liabilities under the Securities Act. SGI will not receive any of the proceeds from the sale of any of the shares by the selling shareholder.

     SGI has agreed to use its best efforts to keep the registration statement, of which this prospectus constitutes a part, effective until the longer of twenty-four months following the date such registration statement is declared effective by the SEC or if the holder of the shares is an Affiliate of SGI, the date which is three months after the date on which such holder ceases to be an Affiliate of SGI, provided that SGI first provides such holder with an opinion of counsel to such effect.

                                USE OF PROCEEDS

     SGI will not receive any proceeds from the sale of the shares by the selling shareholder.

                                 LEGAL MATTERS

     The legality of the Shares is being passed upon by Gray Cary Ware & Freidenrich LLP, Palo Alto, California.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996 for the nine months ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


--------------------------------------------        --------------------------------------------
--------------------------------------------        --------------------------------------------

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE A
STATEMENT THAT DIFFERS FROM WHAT IS IN THIS                           PROSPECTUS
PROSPECTUS.  IF ANY PERSON DOES MAKE A
STATEMENT THAT DIFFERS FROM WHAT IS IN THIS
PROSPECTUS, YOU SHOULD NOT RELY ON IT.  THIS
PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS                     ------------------------
IT SEEKING AN OFFER TO BUY, THESE SECURITIES
IN ANY STATE IN WHICH THE OFFER OR SALE IS
NOT PERMITTED.  THE INFORMATION IN THIS
PROSPECTUS IS COMPLETE AND ACCURATE AS OF
ITS DATE, BUT THE INFORMATION MAY CHANGE
AFTER THAT DATE.


             TABLE OF CONTENTS



                                       Page
                                       ----

Where You Can Find More Information..... 2

The Company............................. 3

Ratio Of Earnings To Fixed Charges...... 4                        250,000 Shares of

Selling Shareholder..................... 5                          COMMON STOCK

Plan Of Distribution.................... 6

Use Of Proceeds......................... 7

Legal Matters........................... 7

Experts................................. 7                       SILICON GAMING, INC.



                                                                  December ___, 1998


                                                               ------------------------


--------------------------------------------        --------------------------------------------
--------------------------------------------        --------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fees and Nasdaq filing fee.

                                                                                              To be Paid
                                                                                           By The Registrant
                                                                                        ----------------------
       SEC Registration Fee......................................................              $ 4, 878
       Nasdaq Listing Fee........................................................              $  5,000
       Accounting fees and expenses..............................................              $ 10,000
       Printing..................................................................              $ 10,000
       Legal fees and expenses...................................................              $ 20,000
       Miscellaneous expenses....................................................              $    122

              Total..............................................................              $ 50,000
                                                                                               ========

       The Company will pay all expenses of registration, issuance and distribution of the shares being sold by the Selling Shareholder, excluding fees and expenses of counsel to the Selling Shareholder and any underwriting commissions and discounts, filing fees and transfer or other taxes, which shall be borne by the Selling Shareholder.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       As permitted by Section 204(a) of the California Corporation Law, the Company's Articles of Incorporation eliminate a director's personal liability to the Registrant for monetary damages, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders and (v) acts or omissions that constitute an unexercised patter of inattention that amounts to an abdication of the director's duty to the Company or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as injunctive relief or other forms of non-monetary relief would remain available under California law.

       Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act of the Exchange Act. The Company has entered into Indemnification Agreements with its directors and executive officers.

       These indemnification provisions and the indemnification agreements between the Company and its officers and directors may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

       The Registration Rights Agreement (Exhibit 4.3) provides for indemnification by the Selling Shareholder of the Company and its officers and directors and indemnification by the Company of the Selling Shareholder and its officers and directors for certain liabilities arising under the Securities Act.

       At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company in which indemnification is being sought.

ITEM 16.  EXHIBITS.

       The following exhibits are filed with this Registration Statement:

      Exhibit No.          Description of Document
-----------------------    --------------------------------------------------------------------------------------
         4.1*              Amendment No. 1 to Securities Purchase Agreement, dated as by and between the Company and B III Capital Partners, L.P., a Delaware limited partnership dated as of July 8,
                           1998.

         4.2*              Form of Senior Discount Note (Series B) due September 30, 2002 dated as of July 8,
                           1998.

         4.3*              Registration Rights Agreement dated as of July 8, 1998, by and between the Company and B III Capital Partners, L.P., a Delaware limited partnership.

         4.4*              Amended and Restated Warrant Agreement including form of Common Stock Purchase
                           Warrant Certificate No. W-2 dated as of July 8, 1998, by and between the Company and
                           B III Capital Partners, L.P., a Delaware limited partnership.

         5.1               Opinion and Consent of Gray Cary Ware & Freidenrich LLP

        12.1               Statement regarding Computation of Ratios

        23.1               Consent of Deloitte & Touche LLP

        23.2               Consent of Gray Cary Ware & Freidenrich LLP.  Reference is made to Exhibit 5.1

        24.1               Power of Attorney (see signature page)

__________________
* Incorporated by reference to the Company's Form 8-K filed with the Commission on July 21, 1998.

ITEM 17.  UNDERTAKINGS.

       A.     The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       C. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       D. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       E.     The undersigned Registrant hereby undertakes that:

              (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

              (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on the 18th day of December, 1998.

                                       SILICON GAMING, INC.

                                       By:  /s/ David Morse
                                          --------------------------------------
                                                        David Morse
                                          President, Chief Executive Officer and
                                            Chairman of the Board of Directors


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Morse and Thomas E. Carlson, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                  TITLE                             DATE
---------------------------------      --------------------------------------      -----------------

         /s/ David Morse               President, Chief Executive Officer and      December 18, 1998
---------------------------------      Chairman of the Board of Directors
            David Morse                (Principal Executive Officer)

      /s/ Thomas E. Carlson            Vice President, Finance and Chief           December 18, 1998
---------------------------------      Financial Officer (Principal Financial
        Thomas E. Carlson              Officer)


        /s/ William Hart               Director                                    December 18, 1998
---------------------------------
          William Hart

                                       Director
---------------------------------
          Kevin Harvey

                                       Director
---------------------------------
         Joseph Piemont

       /s/ Andrew Pascal               Director                                    December 18, 1998
---------------------------------
          Andrew Pascal

        /s/ Thomas Volpe               Director                                    December 18, 1998
---------------------------------
          Thomas Volpe


   EXHIBIT NO.                                         Description of Document
-----------------    ----------------------------------------------------------------------------------
      4.1*           Amendment No. 1 to Securities Purchase Agreement, dated as by and between the
                     Company and B III Capital Partners, L.P., a Delaware limited partnership dated as of July 8, 1998.

      4.2*           Form of Senior Discount Note (Series B) due September 30, 2002 dated as of July 8,
                     1998.

      4.3*           Registration Rights Agreement dated as of July 8, 1998, by and between the Company and B III Capital Partners, L.P., a Delaware limited partnership.

      4.4*           Amended and Restated Warrant Agreement including form of Common Stock Purchase
                     Warrant Certificate No. W-2 dated as of July 8, 1998, by and between the Company and B III Capital Partners, L.P., a Delaware limited partnership.

      5.1            Opinion and Consent of Gray Cary Ware & Freidenrich LLP

     12.1            Statement regarding Computation of Ratios

     23.1            Consent of Deloitte & Touche LLP

     23.2            Consent of Gray Cary Ware & Freidenrich LLP.  Reference is made to Exhibit 5.1

     24.1            Power of Attorney (see signature page)

____________________________
* Incorporated by reference to the Company's Form 8-K filed with the Commission on July 21, 1998.